Exhibit 99(c)











                        OPTION AGREEMENT


                     dated as of May 9, 1995

                             between

                      AUDIOVOX CORPORATION

                               and

                       MR. JOHN J. SHALAM

                        OPTION AGREEMENT

          Agreement, dated as of this 9th day of May, 1995, by and between Audiovox Corporation, a Delaware corporation with an office at 150 Marcus Boulevard, Hauppauge, New York 11788 (the "Company") and Mr. John J. Shalam ("Shalam"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Warrant Agreement, dated as the date hereof (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company as Warrant Agent.

                      W I T N E S S E T H :

          WHEREAS, Shalam has agreed to grant the Company options to purchase up to 1,668,875 shares of Class A Common Stock of the Company;

          WHEREAS, the Company and Shalam wish to define the terms and provisions of the Options;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

Section 1.  GRANT OF OPTION.

          Shalam hereby grants to the Company or its lawful assigns, options (the "Options") to purchase, in whole or in part, up to 1,668,875 shares of Class A Common Stock of the Company which shares are in certificate number AVC 2956 and is legended as in accordance with Section 3 (the "Option Shares"); provided, that the Company may, from time to time, only exercise Options to acquire that number of Option Shares as are purchased under the Company's warrants (the "Warrants") issued pursuant to the Warrant Agreement and that the Company must execute such Option or Options within 60 business days of the receipt of the Certificate (as defined in Section 3 below). For purposes of this Agreement, the term Class A Common Stock means the Company's Class A Common Stock, par value $.01 per share or any class of securities into which all of such Class A Common Stock has been converted or combined. Each Option entitles the Company, at any time on any Business Day during the period commencing May 10, 1995 and ending 5:00 p.m., New York City time, on March 15, 2001 (the "Expiration Date") to purchase from Shalam one share of the Option Shares, upon notice to Shalam, at the Option Exercise Price (as defined in Section 3 below).

Section 2.  Exercise.

     In order to exercise any or all of the Options, the Company shall deliver a option exercise form to Shalam on or prior to the Expiration Date in substantially the following form:

                      OPTION EXERCISE FORM

     Audiovox Corporation hereby irrevocably elects to exercise ________ of its Options under the Option Agreement dated as of ______, 1995, between Audiovox and Mr. John J. Shalam and purchase the whole number of shares issuable and deliverable upon exercise of such Options, and will, simultaneously with delivery of such shares, tender payment for such shares by certified check or wire transfer, as acceptable to Mr. Shalam, in the lawful currency of the United States of America in immediately available funds which as of the time of payment is legal tender for payment of public or private debts. Attached to this Notice of Election are copies of notices of exercise of Warrants with respect to shares of Class A Common Stock equal to the number of Options being exercised pursuant to this Notice of Election.

     Options shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery of the Option exercise form for exercise in accordance with the foregoing provisions, and at such time the Company shall be deemed to be the owner of the Option Shares underlying the Options at the close of business on the date of such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to the
Company. Shalam agrees to deliver the Option Shares to the Company at its principal executive offices, delivering the number of Option Shares purchased by the Company, including delivering the appropriate stock certificates with stock powers duly endorsed in blank, upon exercise of the Option by the close of business within ten days after such exercise. In determining which share certificate for the Option Shares to be delivered, Shalam shall deliver the share certificate or certificates with the lowest share certificate number or numbers (as set forth in Section 4(a)) until a sufficient number of Option Shares have been delivered. Simultaneously therewith, the Company agrees to deliver payment of the exercise price of the Options by certified check or wire transfer, as acceptable to Shalam in the lawful currency of the United States of America in immediately available funds which as of the time of payment is legal tender for payment of public or private debts.

     No fractional Option Shares shall be sold upon exercise of any Options. Accordingly, the Company may only exercise Options in respect of a whole number of Option Shares.

     In the case of the exercise of less than all the Options represented hereby or the release of any Option Shares, Exhibit A to this Option Agreement shall be amended to specify the number of Options exercised or number of Option Shares released and the number of Option Shares remaining.

     Prior to the exercise of any Option represented hereby, Shalam shall be entitled to all rights of a stockholder of the Company with respect to the Option Shares underlying the Option, including, without limitation, the right to vote or to receive dividends or other distributions.

Section 3.  Option Exercise Price

          The exercise price of each Option Share is (a) $7-1/8 per share plus, (b) in the event such amount is due and payable hereunder, an amount equal to the Tax Amount Per Share. The Tax Amount Per Share shall be calculated in accordance with the tax rates existing on the date of exercise in accordance with the following formula:

                        (A-B) x C + (BxD)
                       __________________
                               1-A

where A equals Mr. Shalam's combined marginal U.S. federal, state and local ordinary income tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; B equals Mr. Shalam's combined marginal U.S. federal, state and local capital gains tax rates after reduction of the federal rate for the benefit of the deductions for state and local taxes; C equals the per share Warrant Exercise Price without giving effect to any adjustment thereof resulting from a Registration Default; and D equals Shalam's per share adjusted tax basis in the Option Shares purchasable by the Company pursuant to the Shalam Option and includes any stepped up basis of Mr. Shalam's Successors (as defined in Section 6 below).

     The Tax Amount Per Share will be payable upon receipt from Shalam of a certificate (the "Certificate"), prepared in good faith as promptly as reasonably practicable after receipt of the option exercise form, stating that a Tax Amount Per Share is required to reimburse Shalam for additional taxes in accordance with the foregoing formula, setting forth the calculation of the Tax Amount Per Share and confirming that Shalam will file his tax return (the "Tax Return") with respect to the relevant period in accordance with the facts set forth in the Certificate. The Tax Amount Per Share will be due by certified check or wire transfer, as acceptable to Shalam (in the lawful currency of the United States of America in immediately available funds which as of the time of payment is legal tender for payment of public or private debts), five business days prior to the date the Tax Return is due to be filed as set forth in the Certificate. Shalam shall also send a notice to the Company promptly after filing the Tax Return confirming that the information in the Certificate remains accurate. In the event that, for any reason (including (i) the receipt of the Option Exercise Price ultimately being treated for federal income tax purposes as the distribution of a dividend rather than as payment for the sale of the Option Shares (or vice-versa) and (ii) a change in applicable tax rates), the actual tax paid by Shalam with respect to receipt of the Option Exercise Price differs from the amount set forth in the Certificate, the excess or shortfall shall be paid by the Company to Shalam or by Shalam to the Company, as the case may be, promptly upon determination of such excess or shortfall.

Section 4.  Legends on Stock Certificates

(a) Shalam agrees to cause 1,668,875 of the Option Shares represented by Share Certificate No. AVC 2956 (1,668,875 shares) to be legended at all times until the expiration of the Options with the following legend:

     THE SHARES OF CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS OF AUDIOVOX CORPORATION (THE "COMPANY") UNDER AN OPTION AGREEMENT DATED AS OF May 9, 1995 (THE "OPTION AGREEMENT"), BETWEEN THE COMPANY AND MR. JOHN J. SHALAM. ANY PERSON ACQUIRING THESE SHARES SHALL BE ACQUIRING SUCH SHARES SUBJECT TO THE RIGHTS OF THE COMPANY UNDER THE OPTION AGREEMENT AND BY ACCEPTANCE OF THIS CERTIFICATE ACKNOWLEDGES THAT SUCH PERSON IS AWARE OF SUCH RIGHTS AND CONFIRMS THAT IT HAS ACQUIRED SUCH SHARES SUBJECT TO THE OBLIGATIONS AND BENEFITS OF MR. SHALAM UNDER THE OPTION AGREEMENT WITH RESPECT TO THESE SHARES. A COPY OF THE OPTION AGREEMENT IS ON FILE WITH THE COMPANY.

     (b) Upon expiration of the Options or, with respect to that number of Option Shares equal to the number of shares of Class A Common Stock underlying the Warrants which have been exercised and with respect to which the Board of Directors of the Company has determined not to exercise the Options, at the request of Shalam, the Company shall remove such legend and issue new shares of Class A Common Stock representing shares of Class A Common Stock underlying the unexercised portion of the Options. The Company hereby agrees to notify Shalam if it elects not to exercise the Shalam Option upon the exercise of a Warrant or Warrants. In determining which share certificate shall have its legend removed, the Company shall cause the Transfer Agent for the Class A Common Stock to remove such legend from the share certificate or certificates with the lowest share certificate number or numbers (as set forth in Section 4(a)) until a sufficient number of Option Shares have had their legends removed. The Company shall cause the Transfer Agent for the Class A Common Stock to issue new share certificates with respect to any Option Shares which must be legended if a portion of the share certificate underlying such Option Shares may have its legend removed in accordance with the prior sentences. For purposes of this Section and Section 2, if a new share certificate is issued in respect for any Option Shares for any reason such share certificate shall be deemed to have the share certificate number which the Option Shares had on the date of this Option Agreement as set forth in Section 4(a) whether or not such new share certificate has the same number. If a certificate representing Option Shares is divided into more than one certificate, each such certificate shall be deemed to have the share certificate number which the Option Shares had on the date of this Option Agreement and the Company shall exercise its Option, or remove the legend from such certificate, pro rata with respect to such Option Shares as if such certificate were still one certificate.

Section 5.  Adjustment of Exercise Price.

     The Exercise Price and the number of Option Shares shall  be
subject  to  adjustment  and  modification  as  follows  in   the
circumstances provided:

     (a) In case the Company shall pay or make a dividend or other distribution on the Option Shares in shares of Class A Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of Option Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Option Shares and the total number of shares of Class A Common Stock constituting a stock dividend or other distribution on such Option Shares, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

     (b) In case the outstanding Option Shares shall be subdivided into a greater number of shares of Class A Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding Option Shares shall be combined into a smaller number of shares of Class A Common Stock, the exercise price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) The reclassification of the Option Shares into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 8 applies) shall be deemed to involve (i) a distribution of such securities other than Class A Common Stock to the holders of the Option Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (a) of this Section), and (ii) if the number of Option Shares outstanding is changed as a result of such reclassification, then a subdivision or combination, as the case may be, of the number of Option Shares outstanding immediately prior to such reclassification into the number of Option Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (b) of this Section).

     (d)  Shalam may, in his sole discretion, reduce the Exercise
Price for the Options, in addition to any reductions required by paragraphs (a) or (b) of this Section 5.

     (e) No adjustment will be made in the Exercise Price as required by paragraphs (a) or (b) of this Section unless such adjustment would require a change of at least 1% in the Exercise Price then in effect, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (f) If any adjustment in the Exercise Price is made pursuant to a provision of this Section 5, no further adjustment in the Exercise Price shall be made on account of the same event.

     (g) In the event of an adjustment in the Exercise Price pursuant to this Section 5 (an "Exercise Price Adjustment"), the number of Option Shares issuable upon exercise of the Options shall also be adjusted so that the same shall equal (i) the number of shares of Option Shares exercisable immediately prior to the Exercise Price Adjustment, multiplied by (ii) a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to the Exercise Price Adjustment, and the denominator shall be the Exercise Price immediately following such Exercise Price Adjustment. Any adjustment to the number of shares of Option Shares pursuant to this paragraph (g) shall become effective at the same time as such Exercise Price Adjustment.

Section 6.  Transfer of Class A Common Stock.

     During the Exercise Period, Shalam may sell, transfer, pledge, encumber or subject to any lien or restriction, or assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the disposition of any Option Shares (collectively, a "Transfer") to any Person (a "Successor") by contract, gift, through his estate upon his death or in any other manner; provided, that Shalam notifies the Company of such Transfer and the number or numbers of the Option Shares certificate or certificates transferred and the Option Shares transferred to such Successor contain the legend set forth in Section 4(a). Any Successor will acquire such Option Shares subject to the terms of this Option Agreement and, by receipt of the Option Shares, such Successor shall be deemed to have acknowledged that it is subject to the obligations of Shalam with respect to the Option Shares acquired by such Successor and shall be entitled to the benefits of Shalam for purposes of the Agreement hereunder and shall be deemed a party hereto. The name of such Successor shall be substituted for Shalam with respect to the Option Shares acquired by the Successor was as if such Successor an initial party hereto.

     A Successor may Transfer to any Person (a "Subsequent Successor") by contract, gift, through his estate upon his death or in any other manner; provided, that such Successor notifies the Company of such Transfer and the number or numbers of the Option Shares certificate or certificates transferred and the Option Shares transferred to such Subsequent Successor contain the legend set forth in Section 4(a). Any Subsequent Successor will acquire such Option Shares subject to the terms of this Option Agreement and, by receipt of the Option Shares, such Subsequent Successor shall be deemed to have acknowledged that it is subject to the obligations of the Successor with respect to the Option Shares acquired by such Subsequent Successor and shall be entitled to the benefits of the Successor hereunder and shall be deemed a party hereto. The name of such Subsequent Successor shall be substituted for the Successor for purposes of the Agreement with respect to the Option Shares acquired by the Subsequent Successor as if such Subsequent Successor was an initial party hereto.

Section 7.  Taxes on Exercises.
     The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of Option Shares of Class A Common Stock on exercise of the Options pursuant hereto, except that Shalam shall be required to pay any tax which may be payable in respect of the income of Shalam.

Section 8. Provisions in Case of Consolidation, Merger or Sale of Assets

     In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company (each, a "Transaction"), the Company and Shalam shall and each shall cause the Person formed by such Transaction or which acquires such assets, as the case may be (the "Acquiror"), to execute and deliver to, prior to the consummation of the Transaction, an agreement (the "Acquiror Agreement") providing that the Company (or its successor) shall have the right, during the period the Options shall be exercisable as specified in Section 1, to exercise such Options only into the kind and amount of securities, cash and other property (collectively, the "Consideration") receivable upon such Transaction by a holder of the number of Option Shares into which such Option might have been exercised immediately prior to such Transaction, assuming such holder of Class A Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of Consideration receivable upon such Transaction (provided that if the kind or amount of Consideration receivable upon such Transaction is not the same for each share of Class A Common Stock held immediately prior to such Transaction by Persons other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of consideration receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Shalam shall not exchange the Option Shares for securities of the Acquiror pursuant to the transaction without the consent of the Company. Such agreement shall provide for adjustments upon the occurrence of events with respect to the Acquiror similar to the events described in
Section 5(a) and (b) hereof which, for events subsequent to the effective date of such Agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive Transactions. The Company shall also cause the Acquiror Agreement to contain provisions that would enable Shalam to be able to comply with the provisions of this
Section 8.

Section 9.  No Change of Agreement Necessary.

     Irrespective of any adjustment in the Exercise Price or in the number or kind of shares or other property issuable upon exercise of the Options, this Agreement need not be amended but may continue to express the same Exercise Price and number and kind of shares issuable upon exercise per Warrant as are stated in the Warrant Certificates initially issued pursuant to this Agreement.

Section 10. Amendment of Agreement.

     This agreement may only be amended with the written consent of the Company and Shalam or their successors or assigns.

Section 11. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed and original, and all of which together shall constitute the same instrument.

SECTION 12. GOVERNING LAW.

     THIS  AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO THE CONFLICT OF LAW PROVISIONS THEREOF.

Section 13. Descriptive Headings.

     The   descriptive  headings  of  this  Agreement   are   for
convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 14. Notices.

     Any notice, request or other document permitted or required hereunder to be given to any party shall be sufficiently given if in writing and mailed first-class postage prepaid, to such party, at its principal address. Any notice required hereunder to be given to any other party may be waived in writing by the party entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

Section 15. Successors and Assigns.

     All covenants and agreements in this Agreement by Shalam shall survive the death or incapacity of Shalam and shall bind his successors whether so expressed or not. All covenants and agreements in this Agreement of the Company shall bind its successors and assigns, whether expressed or not. This agreement may not be assigned by the Company, except to an Acquiror in connection with a transaction if the Options are then exercisable for securities of the Acquiror. This agreement may be assigned by Shalam or any Successors pursuant to the provisions of
Section 6 hereto.

Section 16. Separability.

     In case any provision in this Option Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17. Persons Having Rights under Agreement.

     Nothing in this Option Agreement, expressed or implied, is intended, or shall be construed, to give any person, other than the parties hereto and their successors hereunder, any benefit, right, remedy or claim under or by reason of this Option Agreement.

Section 18. Specific Performance.

     Shalam acknowledges that this Agreement and the Option Shares are unique and that the Company will not have an adequate remedy at law if Shalam breaches any covenant herein or fails to perform any of his obligations hereunder. Accordingly, the parties agree that the Company shall have the right, in addition to any other rights and remedies which such party may have, to specific performance and equitable injunctive relief if Shalam shall fail, or threaten to fail, to perform any of his obligations under this Agreement.

     The Company acknowledges that this Agreement and the Option Shares are unique and that Shalam will not have an adequate remedy at law if the Company breaches any covenant herein or fails to perform any of his obligations hereunder. Accordingly, the parties agree that Shalam shall have the right, in addition to any other rights and remedies which such party may have, to specific performance and equitable injunctive relief if the Company shall fail, or threaten to fail, to perform any of his obligations under this Agreement.

                     IN WITNESS WHEREOF, the Company and Shalam have caused this Agreement to be executed as of the date first set forth above.

                              AUDIOVOX CORPORATION


                              By   /s/ C. Michael Stoehr
                                 _________________________
                                 Name:
                                 Title:




                              JOHN J. SHALAM


                                   /s/ John J. Shalam
                                   _________________________

                                                       Exhibit A

                  Number of Options    Number of Options                       Company       Shalam
Date of Action     Prior to Exercise  Exercised or Option  Remaining Options  Signature     Signature
                                        Shares Released
                   1,668,875